EXHIBIT 14(a)(1)(iii)
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                                 [CLARION LOGO]

                                                               Bruce G. Morrison
                                                               Managing Director

April 13, 1999

State Street Bank and Trust Company
Corporate Trust Department - 5th Floor
Two International Place
Boston, MA 02110
Attn: Morgan Stanley Series 1998-XL1

Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105
Attn: President

Fitch IBCA, Inc.
One State Street Plaza, 31st Floor
New York, NY 10004
Attn: Commercial Mortgage Surveillance

Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036
Attn: Cecilia Tarrant
cc: Gregory Walker, Esq.

Morrison & Heckler LLP
2600 Grand Avenue
Kansas City, MO 64108
Attn: William A. Hirsch

Standard & Poor's Rating Service
26 Broadway
New York, NY 10004
Attn: Commercial Mortgage Surveillance

RE:   Morgan Stanley Commercial Mortgage Pass-Through
      Certificates Series 1998-XL1

Dear Sirs or Madams:

This Officer's Certificate is provided to you by Clarion Partners, LLC ("Clarion") pursuant to Section 3.14 of that certain Pooling and Servicing Agreement ("PSA") dated as of June 1, 1998 relative to the above referenced securitization for which Clarion acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Clarion, hereby informs you that (i) a review of the activities of the Special Servicer during the proceeding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has

                                CLARION PARTNERS
       335 MADISON AVENUE / NEW YORK, NY 10017 / DIRECT TEL 212-883-2517 /
             DIRECT FAX 212-883-2817 / E-MAIL morrison@clarionp.com


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April 13, 1999
Page 2

been a default in the fulfillment of any such obligation, it has been noted herein, and (iii) that the Special Servicer has maintained an effective internal control system over the servicing of mortgage loans including Mortgage Loans and other loans, and (iv) the Special Servicer has received no notice regarding the qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

Should you have any questions regarding this matter, please contact me at the number referenced above.

Sincerely,

Clarion Partners, LLC
a New York limited liability company,
its authorized agent


By: /s/ Bruce G. Morrison
   ----------------------------
   Bruce G. Morrison
   Authorized Person


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